UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) Digimarc Corporation (the “Company”) held its Annual Meeting of Shareholders on May 2, 2011 (the “Annual Meeting”).

(b) At the Annual Meeting, 6,572,919 shares were represented to vote either in person or by proxy, or 94.13% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Bruce Davis, William J. Miller, James T. Richardson, Peter W. Smith and Bernard Whitney were elected as directors for a term of one year. The voting for each director was as follows:

	For	Withheld	Broker Non-votes
Bruce Davis	2,291,683	282,339	3,998,897
William J. Miller	2,466,135	107,887	3,998,897
James T. Richardson	2,515,273	58,749	3,998,897
Peter W. Smith	2,522,621	51,401	3,998,897
Bernard Whitney	2,462,359	111,663	3,998,897

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 with 6,542,226 votes in favor, 21,711 votes against and 8,982 abstentions.

Proposal 3: Advisory vote on the compensation paid to the Company’s executive officers, as disclosed pursuant to Item 402 of Regulation S-K

The compensation paid to the Company’s executive officers was approved with 2,497,233 votes in favor, 75,486 votes against, 1,303 abstentions and 3,998,897 broker non-votes.

Proposal 4: Advisory vote on the frequency of the advisory vote on executive compensation

The voting for each frequency was as follows:

Votes Cast
One Year	1,196,703
Two Years	65,329
Three Years	1,308,144
Abstain	3,846

(d) A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every three years. In line with this recommendation by shareholders, the Company’s Board of Directors has determined that it will include an advisory shareholder vote on executive compensation in its proxy materials once every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our Annual Meeting of shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary